UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2014

ServisFirst Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-53149	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On October 23, 2014, Metro Bancshares, Inc., a Georgia corporation (“Metro”), mailed a letter to Metro shareholders discussing the definitive agreement and plan of merger (the “Agreement”) between ServisFirst Bancshares, Inc. (“ServisFirst”) and Metro, pursuant to which Metro will merge with and into ServisFirst, with ServisFirst as the surviving corporation (the “Merger”). A copy of this letter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ADDITIONAL INFORMATION

ServisFirst intends to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will include a proxy statement/prospectus, and other relevant materials in connection with the proposed merger transaction involving ServisFirst and Metro. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by ServisFirst at ServisFirst’s website at http://www.servisfirstbank.com, Investor Relations, or by contacting Davis Mange, by telephone at (205) 949-0302.

ServisFirst, Metro and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Metro in connection with the merger transaction. Information regarding directors and executive officers of ServisFirst and Metro and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of ServisFirst and Metro described above and other relevant materials to be filed with the SEC.

Item 9.01 – Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Letter to Metro Bancshares, Inc. shareholders dated October 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

	By:	/s/ Thomas A. Broughton, III
Dated: October 23, 2014		Thomas A. Broughton, III
President and Chief Executive Officer